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                                                                   EXHIBITS 4.14

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER ANY STATE SECURITIES LAW IN RELIANCE UPON EXEMPTIONS THEREFROM. THE SECURITIES MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION SHALL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS.

                             INTERCHANGE CORPORATION
                           UNIT SUBSCRIPTION AGREEMENT

      1. SUBSCRIPTION. I hereby irrevocably agree to purchase, on the terms and conditions described herein,_______Unit/s.

      2.    PURCHASE PRICE AND DELIVERY OF UNITS.

            (a) The purchase price is Twenty Five Thousand Dollars ($25,000) per Unit, which is payable in full by wire transfer or by check made payable to the order of INTERCHANGE CORPORATION ESCROW upon delivery of this Subscription Agreement. Payment by check will be considered made when the check is honored when first presented to the bank against which the check was drawn.

            (b) The offering is being made on a "best efforts - all or none" basis as to the minimum offering amount ($1,000,000) and on a "best efforts" basis as to the remaining amount up to the maximum offering ($3,000,000). Officers, directors, employees and affiliates of the Placement Agent may purchase units, which purchases will be counted towards the minimum offering amount. All subscriptions shall be placed in a non-interest bearing escrow account during the offering. No funds shall be released until the minimum offering amount has been received and accepted. Thereafter, additional closing shall be held from time to time as subscriptions for at least $100,000 are received and cleared in the escrow account until the completion of the offering period or receipt and acceptance of the maximum offering amount. The Offering commences on the date of the Private Placement Offering Memorandum and terminates 60 days thereafter, unless extended for up to two additional 30-day periods by agreement between the Company and the Placement Agent and without further consent of subscribers, and in no event later than 120 days after the date of the Memorandum.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

            (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted and proposed to be conducted.

            (b) Capitalization. The authorized capital of the Company consists of 30,000,000 shares of Common Stock, of which 1,831,713 are issued and outstanding, and 822,803 are reserved for issuance upon debt conversions, and 10,000,000 shares of Preferred Stock, of which 1,008,122 are issued and outstanding.

                  (i) Options. 1,000,000 shares of Common Stock are reserved for issuance upon the exercise of options granted pursuant to the Company's 1999 Equity Incentive Plan and 2000 Equity Incentive Plan to the Company's employees, consultants, officers or directors, of which 921,830 shares are subject to outstanding options.

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                  (ii)  Warrants. Warrants to purchase 1,401,564 shares of
Common Stock with exercise prices ranging from $2.00 to $20.00, per share are currently outstanding.

            (c) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Units being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

            (d) Valid Issuance of Stock. The Units, including any shares of Common Stock issuable upon conversion thereof, which are being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

            (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required under applicable securities laws, all of which will be effected after the sale of the Units hereunder.

            (f) Litigation. Except as otherwise disclosed, there is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company.

            (g) Title to Property and Assets. Except as otherwise disclosed, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases or licenses, the Company is in compliance with such leases or licenses and, to the best of its knowledge, holds a valid leasehold interest or license right free of any liens, claims or encumbrances.

      4. REPRESENTATIONS OF PURCHASER. The Purchaser hereby represents and warrants that:

            (a) The Purchaser is capable of bearing the economic risks of this investment, including the possible loss of the entire investment;

            (b) The Units are being acquired for investment only and for the Purchaser's own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of the Units;

            (c) The Purchaser understands that the Units, Shares and Conversion Shares have not been qualified under the California Corporate Securities Law of 1968, as amended, (the "Law") or any other applicable state securities laws and that the Units have not been registered under the Securities Act of 1933, as amended, (the "Act"), and are being offered and sold pursuant to exemptions thereunder, and that in this connection the Company is relying on the Purchaser's representations set forth in this Subscription Agreement;

            (d) The Purchaser understands and agrees that the Units may not be offered or transferred in any manner unless (i) the Units are subsequently registered under the Act and any applicable state securities laws, or (ii) an opinion of counsel satisfactory to the Company has been rendered stating that such offer or transfer will not violate any applicable federal or state securities laws, or (iii) such sale is made in compliance with all of the requirements of Rule 144 promulgated by the Securities and Exchange Commission under the Act;

            (e) The Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect;

            (f) The Purchaser understands and agrees that in addition to any other restrictive legend which may be imposed on the certificate, the certificate evidencing said Units will bear the following legends:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 (IF AVAILABLE) OR THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

            (g) The representations which Purchaser has made herein are true and correct on the date hereof and the Purchaser understands that the Company will be relying on representations made herein in determining whether the offering is exempt from registration under Act and under applicable state securities laws; should any such information change prior to the issuance of the Units to Purchaser, Purchaser agrees to immediately provide the Company with a written notice setting forth the corrected information;

            (h) By executing this Subscription Agreement, the Purchaser hereby acknowledges receipt of all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the merits and risks in acquiring the Units. The Purchaser acknowledges receipt of satisfactory and complete information covering the business and financial condition of the Company, including the opportunity to obtain information regarding the Company's financial status, in response to all inquiries in respect thereof. The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Units and the capacity of protecting his own interests in the transaction;

            (i) The Purchaser has been furnished with the materials relating to the Company and the offering of the Units which they have requested, and has been afforded the opportunity to make inquiries concerning the Company and such matters as the Purchaser has deemed necessary, and has further been afforded the opportunity to obtain any additional information required by the Purchaser to the extent the Company possesses such information or could acquire it without unreasonable effort or expense;

            (j) The Purchaser has substantial means of providing for his or her current needs and personal contingencies and has no need for liquidity in this investment;

            (k) The Purchaser has determined that the Units are a suitable investment for him or her and that he or she could bear a complete loss of his or her entire investment;

            (l) The Purchaser has relied on his or her own tax and legal advisor and his or her own investment counselor with respect to the income tax and investment considerations of a purchase of the Units;

            (m) The Purchaser did not learn of the offering described herein through any general advertising or other literature;

            (n) If the Purchaser is a corporation, partnership, trust or other entity, it is authorized and qualified to purchase the Units; the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so; and this Agreement represents a valid, binding and enforceable agreement of the Purchaser;

            (o) No representations or warranties have been made to the Purchaser by the Company, its officers, directors or shareholders or any persons acting on behalf of the Company, or any affiliates of any of them, other than the representations set forth herein, and the Purchaser is aware of the risks and uncertainties involving early stage companies, such as the need for future funding, competition from companies with greater resources, an unproven business strategy, lack of profitability, rapidly changing technology, and the need to attract and retain qualified personnel;

            (p) If the Purchaser is a non-U.S. resident, the Purchaser represents and warrants that the Purchaser is not acquiring Units on behalf of any U.S. persons and that neither the Purchaser nor the Company is subject to any law, regulation of any jurisdiction, other than of the United States or the states of the United States, that requires the Company to make any filing or obtain any permit or approval, in connection with the transactions contemplated in this Agreement; and

            (q) The foregoing representations, warranties and agreements of the Purchaser shall survive the sale and issuance of the Units to the Purchaser.

      5. REGISTRATION RIGHTS. The Purchasers in this offering shall be entitled to the registration rights set forth below with respect to the shares of Common Stock issuable upon both the conversion of the Notes and the exercise of Warrants (collectively, for purposes of this Section the "Underlying Shares").

            (a) "Piggyback" Registration Rights. At any time commencing six months after the Company has completed an initial public offering ("IPO"), if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the 1933 Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4), the Company will give written notice of its determination to all record holders (the "Holders") of the Underlying Shares. Upon the written request from any of such holders (the "Requesting Holders"), within fifteen (15) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Underlying Shares covered by such request (the "(A) "Piggyback" Registration Rights. At any time commencing six months after the Company has completed an initial public offering ("IPO"), if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the 1933 Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4), the Company will give written notice of its determination to all record holders (the "Holders") of the Underlying Shares. Upon the written request from any of such holders (the "Requesting Holders"), within fifteen (15) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Underlying Shares covered by such request (the "Requested Stock") held by the Requesting Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 4.1 shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities and whose registration rights are not superior to those of the Holders, or excluded in their entirety if so required by the underwriter. The obligation of the Company under this
Section 4.1 shall not apply after the earlier of (a) the date that all of the Underlying Shares have been sold pursuant to Rule 144 under the 1933 Act or an effective registration statement, or (b) such time as the Underlying Shares held by any Holder (i) are eligible for immediate resale pursuant to Rule 144(k) under the 1933 Act or (ii) are otherwise eligible for resale pursuant to Rule 144(k) within a period of three months..

            (b) Automatic Registration. In the event that prior to the IPO referred to in paragraph A above the Company voluntarily or is required to file periodic reports with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the Company shall, within 180 days of such date that reports are first filed, file a registration statement on appropriate form so as to provide for the resale by the holders of the Underlying shares to sell such securities pursuant to the Securities Act of 1933.

            REGISTRATION PROCEDURES. To the extent required by Section 5 hereof, the Company will:

      prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for the longer of (i)at least ninety (90) days or
(ii) the unexpired term of the Warrants;

      prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least the longer of 90 days or the unexpired term of the Warrants;

      furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

      use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within fifteen
(15) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

      notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

      notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

      prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holders;

      prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

      advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

      The Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Underlying Shares, including completion of customary questionnaires. Failure to do so may result in exclusion of such Holders' Underlying Shares from the registration statement.

            EXPENSES. With respect to the any registration required pursuant to
Section 4.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company. These include all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. The Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the cost of fees and disbursements of the Holders' counsel and accountants as well as any other expenses incurred by the Holders not expressly included above.

            INDEMNIFICATION.

      The Company will indemnify and hold harmless each Holder of Underlying Shares which are included in a registration statement pursuant to the provisions of Sections 4.1 hereof, its directors and officers, and any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

      Each Holder of Underlying Shares included in a registration pursuant to the provisions of Sections 4.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

      Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise under this Section except to the extent the defense of the claim is prejudiced. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided that there shall be no more than one such separate counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

      6. ACCEPTANCE. Purchaser hereby confirms his or her understanding that the Company has full and absolute discretion to accept or reject this subscription in whole. In the case of rejection of this subscription, the total subscription funds of the Purchaser will be promptly returned to him or her without interest or deduction. Purchaser further understands that the offering may be terminated by the Company at any time. In the event of termination prior to acceptance of Purchaser's subscription, Purchaser's funds will be returned to him or her without interest or deduction.

      7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

      8. ASSIGNABILITY. This Agreement is not transferable or assignable by the Purchaser.

      9. TITLE TO UNITS. Please indicate by check mark below the manner in which title to the Units is to be held:

            __Community Property                   __Individual

            __Joint Tenancy                        __Trust

            __Tenancy in Common                    __Company

            __Separate Property                    __Other (please indicate)

            __As Custodian For

            __under Uniform Gift to Minors Act

      10. OWNERSHIP OF UNITS. Please print the name and address of each person in whose name the Units are to be registered.

(1)     Name____________________________________________________________________
                 First               Middle                Last
            ____________________________________________________________________
                                Street Address
            ____________________________________________________________________
                 City                  State           Zip Code

            Social Security or Tax I.D.  No.____________________________________

(2)     Name____________________________________________________________________
                 First               Middle                Lasts
            ____________________________________________________________________
                                Street Address

            ____________________________________________________________________
                 City                  State           Zip Code
            Social Security or Tax I.D.  No.____________________________________

      11. MARKET STANDOFF. In the event of an initial public offering of the Company's Common Stock, each holder of the Units or Conversion Shares (if any) will be required not to sell or otherwise dispose of any securities of the Company for a period of up to 180 days following the effective date of the registration statement for such offering, if so requested by the underwriters of such offering.

      12. APPOINTMENT OF GUNNALLEN FINANCIAL, INC., AS AGENT. The undersigned hereby agrees and appoints GunnAllen Financial, Inc., as their agent as provided in Section 12 of the Security Agreement in the form of Exhibit E to the Private Placement Memorandum and grants to GunnAllen Financial, Inc., the power to execute same on behalf of the undersigned and grants it the powers and rights therein.

      13. SIGNATURE. Each person in whose name the Units are to be registered must sign in the space provided below.

      IN WITNESS WHEREOF, the undersigned executes and agrees to be bound by this Unit Subscription Agreement on the date indicated below.

Dated this_____day of _____, 2003.

                                    ___________________________________________
                                    Print Name of Purchaser

________________________________    ___________________________________________
Number of Units Subscribed For      Signature

                                    ___________________________________________
                                    Print Name of Person Signing

$________________________           ___________________________________________
Amount Paid Upon Subscription       Signature of Co-Investor (if any, including
                                    the Purchaser's spouse, Co-Tenant or
                                    Co-Trustee)

                                    ___________________________________________
                                    Print Name of Co-Investor (if any, including the Purchaser's spouse, Co-Tenant or Co-Trustee)

ACCEPTED, ______________, 2003      INTERCHANGE CORPORATION

                                    By: ________________________________________
                                    Its:________________________________________

                             INTERCHANGE CORPORATION

                  ACCREDITED INVESTOR SUITABILITY QUESTIONNAIRE

      THIS QUESTIONNAIRE IS TO BE COMPLETED AND DELIVERED TO GUNNALLEN FINANCIAL SIMULTANEOUSLY WITH THE DELIVERY OF A SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF UNITS FROM THE COMPANY.

INSTRUCTIONS:

If the answer to any questions is "None" or "Not Applicable", please state so.

Your answers will, at all times, be kept strictly confidential; however, each organization which agrees to purchase any Units of the Company and agrees that the Company may present this Questionnaire to such persons as they deem appropriate in order to insure themselves that the offer and sale of the Units of the Company (sometimes referred to as the "Securities") to you will not result in violation of the exemption from registration under the Securities Act of 1933, as amended, and the securities laws of certain states, which is being relied upon by the Company in connection with the sale.

                         (Print or type your responses)

1.  Name: ___________________________________________________________________

    Date of birth or year of organization:___________________________________

2.  Home address or, of other than an individual, principal office address:__

_____________________________________________________________________________

_____________________________________________________________________________

3.  I am subscribing for ___________ Units ($25,000 per Unit).

4.* Employer: ________________________________________________________________

    Nature of business:_______________________________________________________

    Position:  _______________________________________________________________

    Nature of duties: ________________________________________________________

    Business address: ________________________________________________________

    Business telephone number: _______________________________________________

5. In the case of any individual investor, I am an accredited investor (as defined in Rule 501 of Regulation D) because I certify that (check each appropriate description):

* This question is to be answered if the investor is an individual.

      (a)   _______  I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.1

      (b)   _______ I am a natural person who had individual income exceeding
                    $200,000 in 2001 and 2002 and I have a reasonable expectation of reaching the same income level in 2003.2

      (c)   _______  I am a natural person who had joint income with my spouse exceeding $300,000 in 2001 and 2002 and I have a reasonable expectation of reaching the same income level in 2003, as defined above.

      (d)   _______  I am a director or executive officer of the Company.
                    (Executive officer means the president, any vice president in charge of a principal business unit, division or function, such as sales, administration or finance, or any other person who persons similar policy-making functions for the Company.)

6. In the case of any partnership, corporation, trust and other entity investor, the undersigned certifies (check one):

(a)(3) ________   The investor certifies that each equity owner of the investor is an accredited investor and that each such equity owner has completed an Accredited Investor Suitability Questionnaire certifying that he, she or it meets one of the following five conditions of accreditation:

            (i) The equity owner of the investor is a natural person who had an individual income (exclusive of any income attributable to his or her spouse) in excess of $200,000 (or joint income with that of his spouse in excess of $300,000) in each of 2001 and 2002 and reasonably and fully expects to have an individual income in excess of $200,000 (or joint income with that of his spouse in excess of $300,000) in 2003. "Individual income" is defined in item 5(b) above;

            (ii) The equity owner is a natural person who has an "individual net worth" (or who, with his or her spouse has a combined individual net worth) in excess of $1,000,000. "Individual net worth" is defined in item 5(a) above;

----------

(1) For purposes of this item, "individual net worth" means the excess of total assets at fair market value, including home and personal property (and including property owned by a spouse), over total liabilities.

(2) For purposes of this questionnaire, "individual income" means individual annual adjusted gross income, as reported for Federal income tax purposes, plus (i) the amount of any tax-exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership,
      (iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

(3) An investor initialing this paragraph must provide a questionnaire from each of its equity owners. If the investor is a trust, only a trust which is revocable and which may be amended at the sole discretion of its grantor is eligible to qualify as an accredited investor under this item 6(a). The grantors of the trust are deemed to be the equity owners of the trust and each grantor must provide a questionnaire.

            (iii) The equity owner is, or is a director or executive officer of, the Company;

            (iv) The equity owner is either (i) a bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; (ii) an insurance company as defined in
                  Section 2(13) of the Act; (iii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
                  (d) of the Small Business Investment Act of 1958; or (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which such plan fiduciary is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or

            (v) The equity owner is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      (b)_______ The investor certifies that it is either (a) a bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; (b) an insurance company as defined in
                  Section 2(13) of the Act; (c) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act; (d) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or
                  (d) of the Small Business Investment Act of 1958; or (e) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, and the plan fiduciary is either a bank, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000.

      (c) ______  The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      (d)_______ The investor certifies that the investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring Securities with total assets exceeding $5,000,000.

      (e) ______  The investor certifies that the investor is a corporation,
                  Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Securities with total assets exceeding $5,000,000.

      (f) ______  The investor certifies that the investor is a trust, not formed for the specific purpose of acquiring Securities, with total assets exceeding $5,000,000 and whose purchase is directed by a "sophisticated person", as defined in Rule 506(b)(2)(ii) of Regulation D.

The undersigned certifies that the foregoing responses are true, complete and accurate to the best of the undersigned's knowledge and belief. The undersigned will provide such further information as may be requested by the Company to verify this response. The undersigned will notify the Company in writing regarding any material change to this response prior to the closing of the purchase of the Securities. Absent such notification, the issuance of Securities in the name of the undersigned shall be deemed to be an automatic affirmation by the undersigned of the truth and accuracy of the statements and information set forth above.


____________          __________________________________________               _________________________________
Date                  Type or Print Name of Prospective Investor               Signature of Prospective Investor